UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  August 3, 2006

Date of Earliest Event Reported:  July 28, 2006

Sauer-Danfoss Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14097	36-3482074
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

250 Parkway Drive, Suite 270 Lincolnshire, Illinois		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (515) 239-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 –Registrant’s Business and Operations

Item 1.01.            Entry Into a Material Definitive Agreement.

On July 28, 2006, Sauer-Danfoss Inc., a Delaware corporation (the “Company”), entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and J.P. Morgan Securities Inc., as sole bookrunner and sole lead arranger. The Credit Agreement provides the Company and its subsidiaries with a revolving credit facility (the “Credit Facility”) of $300 million, an increase of $50 million over the amount available to the Company thereunder prior to the amendment and restatement. The maximum amount of the Credit Facility could, at the request of the Company and subject to the terms and conditions of the Credit Agreement, be increased to $350 million. The Credit Agreement also provides for a $50 million, seven-year term loan (the “Term Loan”) that is in addition to the amounts available under the Credit Facility. The Credit Facility matures on December 15, 2010. The Term Loan matures on July 28, 2013.

Rates for borrowing under the Credit Agreement are based, at the Company’s election, upon whether the borrowing is a Eurocurrency borrowing or an Alternate Base Rate borrowing.

The Credit Agreement is secured by the Company’s guaranty of its subsidiaries’ borrowings and by a pledge of Equity Interests of the Company in certain wholly owned subsidiaries.

The Credit Agreement contains representations and warranties and affirmative, negative, and financial covenants that are customary for facilities of this type. Repayment of amounts under the Credit Agreement may be accelerated under circumstances specified in the Credit Agreement, which include events of default, including change of control events, not waived in writing by the lenders.

The foregoing summary is qualified in its entirety by reference to the Credit Agreement, which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Section 2 –Financial Information

Item 2.03.            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01.            Financial Statements and Exhibits

(d)  Exhibits

10            Amended and Restated Credit Agreement dated as of July 28, 2006, by and among Sauer-Danfoss Inc., the subsidiary borrowers listed therein, the lenders listed therein, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAUER-DANFOSS INC.

DATE: August 3, 2006
	By:	/s/ Kenneth D. McCuskey
	Name:	Kenneth D. McCuskey
	Title:	Vice President and Chief Accounting Officer